Exhibit 99.1

press release        corescientific.com

Core Scientific Announces Exercise of Additional Contract Option by CoreWeave for Delivery of Approximately 112 MW of Additional Infrastructure to Host High-Performance Computing Operations

Expands Total Contracted HPC Infrastructure by CoreWeave to 382 Megawatts at Five Core Scientific sites

Increases Potential Cumulative Revenue to More than $6.7 Billion over 12 Years

Core Scientific Actively Seeking Additional Sites to Expand HPC Hosting Capacity beyond Original 500 Megawatts

AUSTIN, Texas, Aug. 6, 2024 – Core Scientific, Inc. (NASDAQ: CORZ) (“Core Scientific” or the “Company”), a leader in digital infrastructure for bitcoin mining and high-performance computing, today announced that CoreWeave, the AI Hyperscaler, has exercised its option to contract for additional infrastructure pursuant to the terms provided as part of the previously announced 200 megawatt (“MW”) hosting contract for high performance computing (“HPC”) entered into with CoreWeave on June 3, 2024.

Under the terms of today’s announced agreement, Core Scientific will modify its infrastructure to deliver approximately 112 incremental MW for HPC to host CoreWeave’s NVIDIA GPUs. Site modifications are expected to begin in the second half of 2024, with operational status anticipated in the first half of 2026. This new 12-year HPC hosting contract will further expand Core Scientific’s exposure to contracted, multi-year, dollar-denominated revenue. The new contract with CoreWeave is expected to add approximately $2.0 billion in projected additional cumulative revenue over the hosting contract’s 12-year term to the more than $4.7 billion in projected cumulative revenue associated with previously announced contracts with CoreWeave, for a total of $6.7 billion.1

1 Represents total cumulative revenue over all 12-year contract periods, before capex credits provided to CoreWeave as compensation for Core Scientific’s share of infrastructure build out costs, capped at $1.5 million per MW
-more-

Core Scientific HPC Option Release - 2
“We have now contracted with CoreWeave for a total of 382 megawatts of HPC infrastructure, reflecting the strong demand for high-power data center infrastructure and the unique ability of our team to deliver it,” said Adam Sullivan, Core Scientific’s Chief Executive Officer. “The latest contract also validates that our strategy for developing application-specific data centers aligns with the increasing energy density requirements for high-performance computing that legacy data centers do not typically satisfy.”

“CoreWeave has one remaining option for 118 megawatts of our infrastructure and we are actively building our pipeline of potential new sites to expand our infrastructure portfolio and business opportunity. By maximizing the value and increasing the scope of our infrastructure portfolio for HPC hosting and bitcoin mining, we believe we can grow our business and the value we deliver to clients and shareholders,” Mr. Sullivan added.

Consistent with the terms of the agreements with CoreWeave previously announced on June 3rd and June 25th, 2024, all capital investments required to modify Core Scientific’s existing infrastructure into cutting-edge, application-specific data centers customized for dense HPC will be funded by CoreWeave. The new agreement with CoreWeave also provides opportunities for two renewal terms of five years each.

Building on the previously announced 270 MW of infrastructure for HPC hosting, the agreement announced today will position Core Scientific to provide a total of approximately 382 MW of HPC infrastructure to CoreWeave by the first half of 2026. CoreWeave retains optionality for further expansion with an additional approximately 118 MW of infrastructure for HPC hosting at another Core Scientific site, which if exercised would place Core Scientific among the largest publicly traded data center operators in the United States.

With its total of 1.2 gigawatts of contracted power, Core Scientific is able to deliver a total of nearly 500 MW of infrastructure for HPC hosting to be used for alternative compute workloads based on geographic proximity to major cities and fiber lines.2

2 500 MW of infrastructure for HPC hosting represents 700 MW of gross infrastructure
-more-

Core Scientific HPC Option Release - 3
About Core Scientific

Core Scientific is a leader in digital infrastructure for bitcoin mining and high-performance computing. We operate dedicated, purpose-built facilities for digital asset mining and are a premier provider of digital infrastructure, software solutions and services to our third-party customers. We employ our own large fleet of computers (“miners”) to earn bitcoin for our own account and provide hosting services for large bitcoin mining and high-performance computing customers at our eight operational data centers in Georgia (2), Kentucky (1), North Carolina (1), North Dakota (1) and Texas (3). We derive the majority of our revenue from earning bitcoin for our own account (“self-mining”). To learn more, visit www.corescientific.com.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “aim,” “estimate,” “plan,” “project,” “forecast,” “opportunity,” “goal,” “intend,” “will,” “expect,” “anticipate,” “believe,” “seek,” “target,” “potential,” “hope” or other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These statements include, but are not limited, statements regarding potential benefits of or expectations regarding the strategic relationship, agreements and contemplated transactions with CoreWeave, impacts on the Company’s revenue, financial and other operating results, completion and timing of certain events, impacts on the Company’s trading multiple and ability to deliver shareholder value, the Company’s intention and ability to capitalize on additional or related opportunities, and the Company’s plans, objectives, expectations and intentions. The Company’s actual results may differ materially from those anticipated in these forward-looking statements as a result of certain risks and other factors, which could include, but are not limited to, unanticipated difficulties or expenditures relating to the strategic relationship, agreements and contemplated transactions with CoreWeave; the possibility that the anticipated revenue, financial and other operational benefits of the strategic relationship, agreements and contemplated transactions and additional opportunities are not realized when expected or at all; disruptions of current plans and operations caused by the announcement and execution of the strategic relationship, agreements and contemplated transactions; diversion of management’s attention from ongoing business operations and opportunities; potential adverse reactions or changes to business, regulatory or employee relationships, including those resulting from the
-more-

Core Scientific HPC Option Release - 4
announcement or execution of the strategic relationship, agreements and contemplated transactions; unexpected risks or the materialization of risks that are greater than anticipated; unavailability of expected power or materially adverse changes in the terms associated with available power; occurrence of any event, change or other circumstance that could give rise to the termination of the contracts with CoreWeave; delays in required approvals; the availability of government incentives; and legal proceedings, judgments or settlements in connection with the strategic relationship, agreements and contemplated transactions, as well as other risk factors set forth in the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission.

These statements are provided for illustrative purposes only and are based on various assumptions, whether or not identified in this press release, and on the current expectations of the Company’s management. These forward-looking statements are not intended to serve, and must not be relied on by any investor, as a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. Many actual events and circumstances are beyond the control of the Company. These forward-looking statements are subject to a number of risks and uncertainties, including those identified in the Company’s reports filed with the Securities and Exchange Commission, and if any of these risks materialize or our assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. Accordingly, undue reliance should not be placed upon the forward-looking statements. The Company does not assume any duty or obligation (and does not undertake) to update or supplement any forward-looking statements.

Follow us on:

https://www.linkedin.com/company/corescientific/

https://twitter.com/core_scientific

Contacts

Investors:
ir@corescientific.com

Media:
press@corescientific.com
-end-